Exhibit 99.1

High Wire Networks Sells Technology Services Business Assets in All Cash Transaction to Become Pure-Play, AI-Powered Managed Cybersecurity Provider

Funds from Divesture to Accelerate Growth and Development of Company’s Award-Winning Overwatch Managed Cybersecurity Business and its Higher Margin Recurring Revenue Streams

BATAVIA, Ill., June 27, 2024 -- High Wire Networks, Inc. (OTCQB: HWNI), a leading global provider of managed cybersecurity, has sold its technology enablement services business to ServicePoint, a leading provider of technology infrastructure services, in an all-cash deal.

In addition, High Wire’s board of directors approved the holding for sale of the company’s VoIP and data network services subsidiary, Secure Voice Corporation (SVC). There is a tentative sales agreement in place for SVC and the company looks to complete the sale before the end of the third quarter.

“The sale of our technology services business and our anticipated divestiture of Secure Voice will provide additional working capital and streamline our operations from three separate segments into a singular, pure play managed cybersecurity company represented by our Overwatch division,” stated High Wire CEO, Mark Porter.

“We are now better positioned to move from ‘defense to offense,’ and begin executing on our inorganic growth strategy without the burden of today’s sky-high cost of capital and the overhang of burdensome financial instruments on our operations and market valuation.”

The transaction is valued at $11.2 million. The proceeds from the transaction will be used to reduce High Wire’s overall debt by approximately $5 million, including eliminating approximately $1.1 million of convertible debentures, a factoring facility, and $3.2 million of notes payable. The company has transitioned its remaining debt of $1.6 million into more favorable terms, allowing more cash to remain on the balance sheet.

The debt reduction and increase in cash also resulted in an improvement in net shareholder’s equity on a pro forma basis to more than $6 million.

For the first quarter of 2024, High Wire reported the total contract value (TCV) for Overwatch reached a record $10.4 million, up 104% from $5.1 million at the end of the same year-ago quarter. Recurring revenue is currently tracking at more than $5 million on an annualized basis, up by more than 25% compared to the full year of 2023.

“Our cybersecurity business, with its long-term, renewing contracts, provides us a more reliable and predictable revenue stream,” added Porter. “Such revenue models also tend to garner higher market valuations that enhance shareholder value.”

Under the more streamlined structure, the company believes it can also better scale and potentially double again the TCV of its managed cybersecurity services over the near term. The company’s pipeline of managed cybersecurity engagements continues to strengthen, with this driven by the signing of several new large-scale partners and global system integrators.

This includes the recent signing of a global OEM partner founded by a world-famous behemoth in technology to which High Wire has begun to provide a Firewall as a Service (FWaaS). High Wire has already migrated more than a dozen end customers to FWaaS under the OEM brand.

“We plan to engage additional global channel partners as well as expand relationships with our existing partners by encouraging them to adopt and market our entire stack of cybersecurity services,” noted High Wire COO, Stephen LaMarche. “Based on our anticipated revenue growth, scalability through automation and reduced corporate overhead, we expect to reach breakeven in the second half of the year.”

The company recently announced the appointment of Edward Vasko, CISSP, as strategic advisor to help accelerate the growth and development of Overwatch. Vasko brings to the effort more than 30 years of experience and entrepreneurial success in the cybersecurity industry, including business formation, driving growth, and leading M&As and exits. He is expected to join the company full time after completing the transition from his current position.

“We anticipate Ed’s vast experience, knowledge and insight with growing cybersecurity businesses and leading M&As will help us expand our Overwatch revenue streams as well as help us identify complementary managed cybersecurity acquisition targets,” added Porter. “Our strengthened capital resources position us well to pursue such opportunities.”

The company’s cybersecurity business continues to ramp up organically. The company was recently awarded a major new contract to deliver High Wire’s Overwatch OT/IoT Security™ for a U.S. health system comprised of more than 25 hospitals and clinics.

Operating at the core of High Wire’s security operation center is Overwatch SOAR™, a proprietary security orchestration, automation and response (SOAR) technology. The unique AI embedded in Overwatch SOAR automatically consolidates alerts from various threat prevention and detection-and-response platforms and processes them with intelligence-based rules that provide enhanced visibility, improved correlation, and faster remediation.

High Wire’s SOAR technology serves as an exponential force multiplier for its dedicated teams of professional security experts, empowering them to deliver the most secure and cost-effective cybersecurity solutions available on the market today.

High Wire offers its Overwatch managed security services exclusively through a global network of managed service providers (MSPs) and managed security service providers (MSSPs) totaling more than 230 worldwide.

Reflecting High Wire’s preferred “go-to” status for these global channel partners, Frost & Sullivan ranked High Wire as a Top 12 Managed Security Service Provider in the Americas in the categories of growth and innovation.

Overwatch addresses a global cybersecurity market that is expected to grow at a 13.8% CAGR to reach $425 billion by 2030.

Additional details related to the transaction will be available in a Form 8-K filed by High Wire and accessible on www.sec.gov.

To learn more about High Wire and its award-winning managed cybersecurity, visit HighWireNetworks.com or view the company’s free video series on YouTube.

About High Wire Networks

High Wire Networks, Inc. (OTCQB: HWNI) is a fast-growing, award-winning global provider of managed cybersecurity. Through over 230 channel partners, it delivers trusted managed services for more than 1,100 managed security customers worldwide. End-customers include Fortune 500 companies and many of the nation’s largest government agencies. Its U.S. based 24/7 Network Operations Center and Security Operations Center is located in Chicago.

High Wire was ranked by Frost & Sullivan as a Top 12 Managed Security Service Provider in the Americas for 2023. It was also named to CRN’s MSP 500 and Elite 150 lists of the nation’s top IT managed service providers for 2023 and 2024.

Learn more at HighWireNetworks.com. Follow the company on X, view its extensive video series on YouTube or connect on LinkedIn.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

High Wire Contact

Susanna Song

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High Wire Networks

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Ronald Both or Grant Stude

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